UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 27, 2016

INC Research Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

001-36730	27-3403111
(Commission File Number)	(IRS Employer Identification No.)

3201 Beechleaf Court, Suite 600 Raleigh, NC	27604-1547
(Address of principal executive offices)	(Zip Code)

(919) 876-9300

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) On July 27, 2016, D. Jamie Macdonald entered into a Transition Agreement (the “Transition Agreement”) with INC Research Holdings, Inc. (the “Company”) and a subsidiary of the Company, pursuant to which Mr. J. Macdonald will resign as Chief Executive Officer (“CEO”) and from all other executive positions with the Company and its subsidiaries and as a member of the Boards of Directors of the Company and its subsidiaries, effective as of October 1, 2016. On the same date, Mr. J. Macdonald will assume the title of Vice Chairman reporting to the Chairman (the “Chairman”) of the Board of Directors of the Company (the “Board”) and working with the Board and Mr. Alistair Macdonald to ensure a smooth transition of the role of CEO to Mr. A. Macdonald.

Pursuant to the Transition Agreement, from the period from October 1, 2016 through February 28, 2017 (the “Separation Date”, and such period, the “Transition Period”), Mr. J. Macdonald will assist in the transition of his responsibilities to Mr. A. Macdonald and will have such other duties and responsibilities as agreed between himself and the Chairman. During the Transition Period, Mr. J. Macdonald will continue to receive the compensation and benefits that he currently receives as CEO. Mr. J. Macdonald will continue to have all rights and benefits associated with his outstanding equity compensation awards (including stock options, restricted stock units and performance restricted stock units) that shall have vested through the Separation Date.

Pursuant to the Transition Agreement, commencing March 1, 2017, Mr. J. Macdonald will receive a cash payment of $1,200,000 (less all applicable tax withholdings), payable in twelve equal monthly payments, a one-time bonus payment of $800,000 (less all applicable tax withholdings) and payment of continued health coverage under the Consolidated Omnibus Budget Reconciliation Act of 1985 for a period of eighteen months.

Pursuant to the Transition Agreement, the confidentiality, non-solicitation, non-disparagement, non-competition and cooperation covenants in Mr. J. Macdonald’s existing employment agreement will continue in full force and effect for a twelve-month period beginning March 1, 2017. The Company’s obligations are conditioned upon Mr. J. Macdonald’s execution of a release and waiver of claims agreement.

The foregoing description of the terms of the Transition Agreement is qualified in its entirety by reference to the full text of the Transition Agreement, attached hereto as Exhibit 10.1.

(c) Effective October 1, 2016, Alistair Macdonald will be appointed CEO of the Company and a member of the Board. In connection with such appointments, on July 27, 2016, Mr. A. Macdonald entered into (i) an Executive Service Agreement effective October 1, 2016 (the “Service Agreement”) and a letter agreement increasing Mr. A. Macdonald’s base annual salary effective August 1, 2016 (the “Salary Letter Agreement”), each with a subsidiary of the Company (the “Employing Entity”) and (ii) a letter agreement with the Company effective August 1, 2016 (the “Equity Letter Agreement”) relating to certain equity awards contemplated to be provided to Mr. A. Macdonald.

Pursuant to the Service Agreement, the Salary Letter Agreement and the Equity Letter Agreement relating to Mr. A. Macdonald’s compensation, Mr. A. Macdonald will receive an annual base salary of $750,000, subject to annual increases as determined by the Board or a committee appointed by the Board, and will be eligible for an annual bonus at a target level of up to 100% of his annual base salary (with a bonus payable in respect of 2016, calculated on a time-apportioned basis by reference to the time he spent as President and Chief Operating Officer and the time he spent as CEO in the 2016 calendar year, and calculated by reference to the target bonus which applies to each of his respective positions). In addition, he will be eligible to participate in the Company’s long-term incentive plan at three times his annual base salary during each financial year of the Company and he will receive an equity grant with a value of one times his annual base salary consisting of stock options and two times his annual base salary consisting of restricted stock units, each of which vest in four equal annual installments of 25% per year. Mr. A. Macdonald also will continue to be entitled to participate in a pension scheme with matching employer contributions made in accordance with the Company’s Group Personal Pension Plan and participation in private health care, permanent health care and life assurance schemes. He also will receive a car allowance and reimbursement for business expenses incurred in the performance of his duties.

Either party may terminate the Service Agreement without cause upon six months’ written notice and, in each case, the Employing Entity can elect to pay Mr. A. Macdonald’s salary in lieu of the notice period.

Under the Service Agreement, for twelve months from the date of termination, Mr. A. Macdonald will be subject to covenants providing for non-solicitation and non-dealing of customers and prospective customers, non-solicitation of employees and non-competition with the Company.

If Mr. A. Macdonald is terminated without cause or if he resigns for good reason at the time of, or within twelve months following, the consummation of a change in control, his restricted stock units and stock options will become fully vested immediately.

The foregoing descriptions of the terms of the Service Agreement, the Salary Letter Agreement and the Equity Letter Agreement are qualified in their entirety by reference to the full text of the Service Agreement, the Salary Letter Agreement and the Equity Letter Agreement, attached hereto as Exhibits 10.2, 10.3 and 10.4, respectively.

(d) Effective October 1, 2016, the Board will appoint Mr. A. Macdonald as a director of the Company to fill the vacancy created by Mr. J. Macdonald’s resignation. Mr. A. Macdonald will not receive any additional compensation for his service as a director.

A copy of the press release regarding the transition of Mr. J. Macdonald and the appointment of Mr. A. Macdonald as CEO and a member of the Board is attached hereto as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits. The following exhibits are filed with this report:

Exhibit No.	Description

10.1	Transition Agreement, by and among Duncan Jamie Macdonald, INC Research, LLC and INC Research Holdings, Inc., dated July 27, 2016

10.2	Executive Service Agreement, by and between INC Research Holding Limited and Alistair Macdonald, dated July 27, 2016

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10.3	Letter Agreement, by and between INC Research Holdings Limited and Alistair Macdonald, dated July 27, 2016

10.4	Letter Agreement, by and between INC Research Holdings, Inc. and Alistair Macdonald, dated July 27, 2016

99.1	Press Release of INC Research Holdings, Inc., dated July 28, 2016

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INC RESEARCH HOLDINGS, INC.

By:	/s/ Christopher L. Gaenzle
Name: Christopher L. Gaenzle
Title: Chief Administrative Officer & General Counsel

Date: July 28, 2016

EXHIBIT INDEX

Exhibit No.	Description

10.1	Transition Agreement, by and among Duncan Jamie Macdonald, INC Research, LLC and INC Research Holdings, Inc., dated July 27, 2016

10.2	Executive Service Agreement, by and between INC Research Holding Limited and Alistair Macdonald, dated July 27, 2016

10.3	Letter Agreement, by and between INC Research Holdings Limited and Alistair Macdonald, dated July 27, 2016

10.4	Letter Agreement, by and between INC Research Holdings, Inc. and Alistair Macdonald, dated July 27, 2016

99.1	Press Release of INC Research Holdings, Inc., dated July 28, 2016